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                    EXHIBIT 10.2  AMERICAN BANK OF CONNECTICUT
                        1993 INCENTIVE STOCK OPTION PLAN
  (AS ASSUMED BY AMERICAN FINANCIAL HOLDINGS, INC., EFFECTIVE JANUARY 18, 2002)






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                          AMERICAN BANK OF CONNECTICUT
                        1993 INCENTIVE STOCK OPTION PLAN
  (AS ASSUMED BY AMERICAN FINANCIAL HOLDINGS, INC., EFFECTIVE JANUARY 18, 2002)


1. PURPOSE OF THE PLAN. The Plan shall be known as the American Bank of Connecticut 1993 Incentive Stock Option Plan ("Plan"). The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to employees of the American Bank of Connecticut ("Bank") or any future parent or subsidiary of the Bank. It is intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.    DEFINITIONS.  As used herein, the following definitions shall apply.

      (A)   "BANK" shall mean American Bank of Connecticut.

      (B)   "BOARD" shall mean the Board of Directors of the Bank.

      (C) "CHANGE OF CONTROL" shall mean the acquisition as a result of a tender offer, merger or consolidation of fifty-one percent (51%) or more of the issued and outstanding capital stock of Bank by any person, firm or corporation.

      (D) "COMMON STOCK" shall mean common stock, par value One Dollar ($1.00) per share, of the Bank.

      (E)   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      (F) "COMMITTEE" shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 4(a) of the Plan.

      (G)   "EFFECTIVE DATE" of this Plan is January 1, 1993.

      (H) "EMPLOYEE" shall mean an officer who is employed on a full-time basis by the Bank or any future Parent or Subsidiary of the Bank.

      (I)   "OPTION" shall mean a stock option granted pursuant to this Plan.

      (J) "OPTIONED STOCK" shall mean the stock subject to an Option granted pursuant to this Plan.

      (K)   "OPTIONEE" shall mean an Employee who receives an option.

      (L) "PARENT" shall mean any future corporation which would be a "parent corporation" as defined in Subsections 424(e) and (g) of the Code.

      (M) "PLAN" shall mean the American Bank of Connecticut 1993 Incentive Stock Option Plan.

      (N) "SUBSIDIARY" shall mean any future corporation which would be a "subsidiary corporation" as defined in Subsections 424(f) and (g) of the Code.


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      (O)   "TEN  PERCENT  EMPLOYEE"  shall mean an  Employee  who,  immediately before an Option is granted to him, owns stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Bank.

3. SHARES SUBJECT TO THE PLAN. Except as otherwise required by the provisions of paragraph 10 hereof, the aggregate number of shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed Two Hundred Forty Thousand (240,000). Such shares may either be authorized but unissued or treasury shares.

      If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall, unless the Plan shall have been terminated, be available for the grant of other Options under the Plan.

4.    ADMINISTRATION OF THE PLAN.

      (A) COMPOSITION OF OPTION COMMITTEE. The Plan shall be administered by a Stock Option Committee ("Committee") consisting of not less than three directors of the Bank appointed by the Board. Employees who are designated by the Committee shall be eligible to receive an Option under the Plan, and all persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

      (B) POWERS OF THE COMMITTEE. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

      The President of the Bank is hereby authorized to execute instruments evidencing Options on behalf of the Bank and to cause them to be delivered to the Optionee.

      (C) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and conclusive on all persons affected thereby.

5. ELIGIBILITY. Options may be granted only to Employees of the Bank so long as the Option is a consequence of the employment relationship. An Employee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options.

      The aggregate fair market value (determined as of the date the Option is granted) of the shares for which any Employee may be granted Options in any calendar year (under all Incentive Stock Option Plans, as defined in Section 422 of the Code, of the Bank or any future Parent or Subsidiary of the Bank) shall not exceed One Hundred Thousand Dollars ($100,000).


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6.    TERM OF THE PLAN - TERM OF OPTIONS.

      (A) The Plan shall continue in effect for a term of ten (10) years from its Effective Date, unless sooner terminated pursuant to paragraph 14.

      (B) The term of each Option granted under the Plan shall be established by the Committee, but shall not exceed ten (10) years, provided, however, that in case of a Ten Percent Employee the term of such option shall not exceed five (5) years.

7. OPTION PRICE. The price per share at which each Option is grated under the Plan may be exercised shall not, as to any particular Option, be less than the fair market value of the stock at the time such Option is granted. In the case of a Ten Percent Employee, the Option price shall not be less than one hundred ten percent (110%) of the fair market value of the stock at the time the Option is granted.

8.    EXERCISE OF OPTION.

      (A) PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Options granted to the Optionee. An Option may not be exercised for a fractional share.

      An Option granted pursuant to the Plan may be exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time only by (a) written notice of intent to exercise the option with respect to a specified number of shares, and (b) payment to the Bank (contemporaneously with delivery of each such notice), in cash or by certified bank cashier's or teller's check, of the amount of the Option price of the number of shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Secretary of the Bank at the Bank's executive offices.

      (B) Unless otherwise provided in the terms of an Option, an Option may be exercised by an Optionee only while he is an Employee and has maintained his status as an Employee since the date of the grant of the Option, except: (1) if the Optionee's employment is terminated by reason of disability (within the meaning of Section 22(e)(3) of the Code), then the Optionee may exercise his Option within one year from the date of termination of his employment; (2) if the Optionee's employment is terminated by reason of death, the Option of such deceased Optionee may be exercised within three months of the date of the death of Optionee by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by law of descent and distribution; (3) if the Optionee's employment is terminated for any reason other than for cause, within sixty (60) days after a Change in Control, then all outstanding Options of such Optionee may be exercised immediately and fully for a period of ninety (90) days following said Change of Control.

      The Committee's determination as to whether as Optionee's employment has ceased, and the effective date thereof shall be final and conclusive on all persons affected hereby.

9. NON-TRANSFERABILITY OF OPTIONS. Options granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.


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10.    ADJUSTMENTS.   In  the  event of  any change in the outstanding shares of
Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or other similar corporate change, whether or not the Bank is the surviving corporation, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitabliy requires an adjustment in the number of shares subject to each outstanding Option and the Option prices or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustments shall be made in connection with the issuance by the Company of any warrants, rights or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

11. TIME OF GRANTING OPTIONS. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Committee makes the termination of granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

12. APPROVAL BY SHAREHOLDERS. The Plan shall be ratified by the stockholders of the Bank on or before March 24, 1993.

13. MODIFICATION OF OPTIONS. At any time and from time to time the Committee may modify any outstanding Options provided no rights of the Optionee under said Options are impaired without his consent.

14.   TERMINATION OF PLAN.   The  Board  may  terminate  this Plan provided such
termination does not impair any rights of any Optionee under and outstanding Option.

15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such shares shall comply with all relevant provisions of Federal and State law and the rules and regulations issued thereunder and the requirements of any stock exchange upon which the shares may be then listed.

16. RESERVATION OF SHARES. The Bank during the term of this Plan, will reserve and keep available a number of shares sufficient to satisfy the requirements of the Plan.


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